AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 10, 2000
                                                      REGISTRATION NO. _________


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              --------------------

                          SENIOR CARE INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          NEVADA                                                 68-0221599
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


                             410 Broadway, 2nd Floor
                             Laguna Beach, CA 92651
          (Address of Principal Executive Offices, Including Zip Code)
                              --------------------

                             2000 Stock Option Plan
                            (Full Title of the Plan)
                              --------------------

                         Resident Agents of Nevada, Inc.
                           711 S. Carson Street, Suite 4
                              Carson City, NV 89701

           (Name, Address, and Telephone Number of Agent for Service)

                                   COPIES TO:

                             Lawrence R. Young, Esq.
                      Lawrence R. Young & Associates, P.C.
                        9530 E. Imperial Highway, Suite K
                              Downey, CA 90242-3041
                                 (562) 803-4240


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of Securities     Amount to be  Proposed Maximum  Proposed   Amount
to be Registered        Registered    Offering Price    maximum    of
                                      per share (1)     aggregate  Registration
                                                        Offering   Fee (2)
                                                        Price
-------------------     -----------  -------------    -----------  -----------
Common Stock,
par value $0.001          610,000     $1.00 (1)         $610,000   $305.00 (2)
-------------------     -----------  -------------    -----------  -----------

TOTAL REGISTRATION FEE:  $305.00

(1) Represents shares of Common Stock issued to consultants to the Company. Please refer to the Selling Shareholders section of this document. (2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

                                EXPLANATORY NOTE

Senior Care Industries, Inc("SENR") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, par value $0.001 per share, issued to certain selling shareholders.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

SENR will send or give the documents containing the information specified in
Part 1 of Form S-8 to employees or consultants as specified by Securities and Exchange Commission Rule 428 (b) (1) under the Securities Act of 1933, as amended (the "1933 Act"). SENR does not need to file these documents with the commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the 1933 Act.


                                   PROSPECTUS

                          SENIOR CARE INDUSTRIES, INC.
                             410 Broadway, 2nd Floor
                             Laguna Beach, CA 92651
                                 (949) 376-3125

                         610,000 SHARES OF COMMON STOCK


The shares of common stock, $0.001 par value per share, of Senior Care Industries, Inc. ("SENR" or the "Company") offered hereby (the "Shares") will be sold from time to time by the individuals listed under the Selling Shareholders section of this document (the "Selling Shareholders"). The Selling Shareholders acquired the Shares pursuant to a Consulting Agreement for consulting services that the Selling Shareholders provided to SENR.

The sales may occur in transactions on the over-the-counter market maintained by Nasdaq at prevailing market prices or in negotiated transactions. SENR will not receive proceeds from any of the sale the Shares. SENR is paying for the expenses incurred in registering the Shares except with respect to the legal fees incurred in connection therewith, which have been waived by our counsel in connection with this registration statement.

The Shares are "restricted securities" under the Securities Act of 1933 (the "1933 Act") before their sale under this Prospectus. The Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholders to the public without restriction. To the knowledge of the Company, the Selling Shareholders have no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholders may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

SENR's common stock is currently traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "SENR."

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                                 October 9, 2000

                                TABLE OF CONTENTS


               Where You Can Find More Information               2
               Incorporated Documents                            2
               The Company                                       3
               Risk Factors                                      5
               Use of Proceeds                                   6
               Selling Shareholders                              6
               Plan of Distribution                              7
               Legal Matters                                     7
               Experts                                           7
                            ------------------------

You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date on the front of this Prospectus.

WHERE YOU CAN FIND MORE INFORMATION

SENR is required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file atApril the SEC's Public Reference Rooms at:

                 450 Fifth Street, N.W., Washington, D.C. 20549;
           Seven World Trade Center, 13th Floor, New York, N.Y. 10048

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov).

                             INCORPORATED DOCUMENTS

The SEC allows SENR to "incorporate by reference" information into this Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

The following documents filed by SENR are incorporated herein by reference:

1.       10SB12-G-A dated December 23, 1999;
2.       10QSB dated March 27, 2000;
3.       10KSB dated March 29, 2000.
4.       8-K Report dated April 20, 2000
5.       10QSB dated May 15, 2000
6.       8-K Report dated May 8, 2000
7.       S-8 POS Registration Statement dated May 9, 2000
8.       8-K Report dated May 15, 2000
9.       8-K Report dated August 11, 2000
10.      10QSB Report dated August 17, 2000
11.      10KSB/A dated June 27, 2000
12.      10QSB/A dated September 22, 2000
13. All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.


The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Prospectus incorporates). Requests should be directed to the Chief Financial Officer at SENR's executive offices, located at 410 Broadway, 2nd Floor, Laguna Beach, CA 92651. SENR's telephone number is (949) 376-3125.

                                   THE COMPANY
BUSINESS

General

The Company was organized under the laws of the State of Idaho, February 26, 1968, as Golden Chest, Inc., for the purpose of acquiring and developing mineral properties. On April 5, 1999, the board of directors changed the Company name to Senior Care Industries, Inc., and changed corporate situs from Idaho to Nevada. The Company was re-incorporated on August 26, 1999 under the laws of the State of Nevada.

In 1985, the Company merged with TAP Resources, Ltd, (TAP) a British Columbia corporation in a transaction where the Company issued 1.25 shares of Golden Chest Inc common stock in exchange for each share of TAP common stock. At the time of the merger, the Company and TAP were partners in a minerals exploration joint venture. After the merger Golden Chest Inc. was the surviving corporation while TAP Resources was dissolved.

In 1990, the Company merged with Petro Gold Inc, a Washington corporation, in a transaction where the Company issued 3,000,000 shares of Senior Care Industries, Inc. common stock in exchange for all shares of Petro Gold, Inc. common stock. After the merger Senior Care Industries, Inc. was the surviving corporation while Petro Gold, Inc. was dissolved.

In 1999, the company transferred its assets and liabilities to Paymaster Resources Incorporated.

On August 31, 1999, the Company completed an asset purchase agreement where it purchased the assets and liabilities of East-West Developer, Inc. for a note payable of $700,000 and 1,880,122 shares or Senior Care Industries, Inc.'s common stock which was issued directly to the property owners whose properties were sold to the Company through this transaction.

On April 28, 2000, the Company purchased all of the outstanding stock in Noble Concepts Fidelity, Inc., a furniture manufacturing company in San Diego, California. The effective date of the purchase was January 1, 2000 and the income and expense of that corporation is reflected on the first quarter income statement for Senior Care Industries, Inc.

Senior Care Industries is a diversified firm consisting of a real estate division a manufacturing division, and a pharmaceutical-nutriceutical division.

The Company's real estate division invests in, manages, and develops senior housing, and is a leader quality for-sale and rental, independent living age-restricted communities.

The Company's manufacturing division targets for acquisition, ancillary companies whose products and services are in high demand by Seniors such as medical device manufacturers, specialty food manufacturing companies and furniture manufacturing companies, enabling the firm to service seniors both in and out of its age restricted communities with its own products.

The Company's Nutriceutical and pharmaceutical division targets for acquisition nutriceutical and/or pharmaceutical manufacturing companies and web based health products distributors as a feeder to manufacture and sell the products through an "E-commerce" pharmacy. The Company's pharmaceutical division utilizes a program to include a full service web-based senior support system that sells direct to the consumer, related health products in the financial services sector, including life insurance, health insurance, dietary advice, holistic medical alternatives, water and air purification. The Company is finalizing a web-site and a support staff offering 24 hour access to these products and services once an acquisition closes.

Presently, the Company has no operations in the nutriceutical or pharmaceutical division but is actively seeking acquisitions in this area.

The Company's projects and/ or the services the Company may offer fall under the auspices of various state and federal regulatory agencies and various licensing and or zoning requirements and programs, such as the "Medicaid waiver programs" The company currently owns a project in Monterey Park, California whose zoning approval required a non-profit organization be formed to own a 10% interest at the request of the city of Monterey Park.

The company owns a 45% membership interest in a limited liability company which owns a development project in Delran, New Jersey. The first three phases of this development have already been completed and only the fourth phase which involves the development of a shopping mall is yet to be built.

 The company will complete construction on a 44 unit senior condominium project in Monterey Park, California in October of 2000 known as Evergreen Manor II.

In addition, the Company owns and, or is under construction on projects located in the following communities and states:

1. a 57 unit Senior Apartment Project in Albuquerque, New Mexico which is in the beginning phase of construction.

2. a 25,000 square foot strip center known as Friendly Bear Plaza located in Las Vegas, Nevada which is a strip mall that is 95% leased to a variety of small businesses.

3. A 32,000 square foot office in Las Vegas, Nevada known as the Pecos Russell Commercial Center, a four building complex of which two buildings are presently complete and are leased with the third building presently under construction.

Also, the Company owns its office headquarters building at 410 Broadway in Laguna Beach, California known as Broadway Acacia and has tenants in the building in addition to corporate headquarters.

Additionally, On September 22, 2000, the Company the purchased a 15,000 acre site in the State of Tennessee which contains timber and substantial coal reserves. The Company intends to lease the timber for harvesting and replanting. It also intends to develop 1,000 acres of the land into a senior oriented fishing and outdoor sports resort along the banks of a river and stream that runs through the property. The Consulting Agreement which gave rise to the issuance of the shares which are the subject of this Prospectus were as a result of work performed in connection with that purchase by the consultant.

The Company also has entered escrow on a 223 residential lot senior restricted housing development in San Jacinto approximately 40 minutes from Palm Springs and 10 minutes from Hemet, California.

Another project known as Flamingo 55 located in the City of Las Vegas, Nevada at the intersection of Flamingo Blvd. and Freeway 95 will build 55 senior restricted town homes. The Company intends to break ground on this project in November, 2000. Plans were submitted to the Clark County Planning Department on this project in early August, 2000.

By far the largest project presently being undertaken by the Company is the 715 acre project at the Lakes in Pahrump Valley, Nevada. This project which will take nearly 10 years to build eventually will comprise 2 golf courses, 2,000 residential housing units in a mixed use age restricted fully planned community. Escrow on this project was opened in July, 2000 and the plan development process is underway.

On August 7, 2000, the Company agreed to purchase the Bellflower Christian Retirement Center, a 99 unit retirement home in Bellflower, California.

The Company has also agreed to purchase a majority interest in Rent USA, Inc., a publicly held fully reporting company which has filed its Form 211 to commence trading on the Over-the-Counter Bulletin Board.

                                  RISK FACTORS

In this section we highlight some of the risks associated with the Company's business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Prospectus.

     CONFLICTS OF INTEREST. Certain conflicts of interest exist between the Company and its officers and directors. They have other business interests to which they devote attention, and they may be expected to continue to do so although management time should be devoted to the business of the Company. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with their fiduciary duties to the Company.

     POSSIBLE NEED FOR ADDITIONAL FINANCING. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its modest capital.

     NO ASSURANCE OF SUCCESS OR PROFITABILITY. There is no assurance that the Company will continue to generate profits, or that the market price of the Company's Common Stock will be increased thereby.

     INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Company's Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

     DIRECTOR'S LIABILITY LIMITED. The Company's Articles of Incorporation exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

     DEPENDENCE UPON OUTSIDE ADVISORS. To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by the Company's President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event the President of the Company considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

     LEVERAGED TRANSACTIONS. There is a possibility that any acquisition of a business opportunity by the Company may be leveraged, i.e., the Company may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase the Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. There is no assurance that any business opportunity acquired through a leveraged transaction will generate sufficient revenues to cover the related debt and expenses.

     COMPETITION. The search for potentially profitable business opportunities is intensely competitive. The Company may be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than the Company.

     NO FORESEEABLE DIVIDENDS. The Company paid a stock dividend for all holders of record of its common stock as of August 15, 2000 of one share for each ten shares owned as of that date but has never paid a cash dividend on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

     FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS. Management believes that this Report on Form 8-K contains forward-looking statements, including statements regarding, among other items, the Company's future plans and growth strategies and anticipated trends in the industry in which the Company operates. These forward-looking statements are based largely on the Company's control. Actual results could differ materially from these forward-looking statements as a result of factors described herein, including, among others, regulatory or economic influences. In light of these risks and uncertainties, there can be no assurance that the forward-looking information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                                 USE OF PROCEEDS

SENR will not receive any of the proceeds from the sale of shares of common stock by the Selling Shareholders.

                              SELLING SHAREHOLDERS

The Shares of the Company to which this Prospectus relates are being registered by the Selling Shareholders, who acquired the Shares pursuant to the 2000 Stock Option Plan which was enacted by the Board of Directors of the Company for the benefit of its officers and directors. On October 6, 2000, the Board of Directors of Senior Care Industries, Inc. resolved to issue a total of 610,000 shares of common stock in the corporation upon payment into the treasury of the Company at the rate of $.10 per share to the herein below named officers and directors of the Company who were entitled to receive shares under the terms of the 2000 Stock Option Agreement which became effective on January 31, 2000. All of the Selling Shareholders are officers and directors of Senior Care Industries, Inc. and all of them have exercised the options granted to, have paid the option price totaling $10,000.00 into the treasury of the Company, and have decided to register their respective shares under this Registration. The Selling Shareholders may resell all, a portion or none of such Shares from time to time.

The table below sets forth with respect to the Selling Shareholders, based upon information available to the Company as of October 9, 2000, the number of Shares owned, the number of Shares registered by this Prospectus and the number and percent of outstanding Shares that will be owned after the sale of the registered Shares assuming the sale of all of the registered Shares.

                         NUMBER OF      NUMBER OF                    % OF SHARES
                         SHARES         SHARES         NUMBER OF     OWNED BY
SELLING                  OWNED          REGISTERED BY  SHARES OWNED  SHAREHOLDER
SHAREHOLDERS             BEFORE SALE    PROSPECTUS     AFTER SALE    AFTER SALE
-----------------------  -------------  -------------  ------------  -----------
Richard Hart               55,000          55,000         -0-            -0-
-----------------------  -------------  -------------  ------------  -----------
Martin Richelli            55,000          55,000         -0-            -0-
-----------------------  -------------  -------------  ------------  -----------
Denzel Harvey              55,000          55,000         -0-            -0-
-----------------------  -------------  -------------  ------------  -----------
David Tsai                 55,000          55,000         -0-            -0-
-----------------------  -------------  -------------  ------------  -----------
Stephen Reeder             115,000         115,000        -0-            -0-
-----------------------  -------------  -------------  ------------  -----------
Bob Coberly                55,000          55,000         -0-            -0-
-----------------------  -------------  -------------  ------------  -----------
John Cruickshank           55,000          55,000         -0-            -0-
-----------------------  -------------  -------------  ------------  -----------
Scott Brake                55,000          55,000         -0-            -0-

----------------------   ------------  -------------   -----------   -----------
Al Harvey                  55,000          55,000         -0-            -0-
----------------------   ------------  -------------   -----------   -----------
Bob Eschwege               55,000          55,000         -0-            -0-
----------------------   ------------  -------------   -----------   -----------

The persons comprising the Selling Shareholders hereunder are Officers and Directors of the Company and hold the following positions as of October 9, 2000, the date of this Prospectus and were beneficiaries under the terms of the 2000 Stock Option Plan enacted by the Board of Directors of the Company which became effective on January 31, 2000:

Richard Hart, Vice President, Construction and Director

Martin Richelli, Vice President, Development and Director

Denzel Harvey, Director

David Tsai, Vice President, Development

Stephen Reeder, President, Chief Executive Officer and Director

Bob Coberly, Vice President, Acquisitions and Director

John Cruickshank, Senior Vice President, Legal Division

Scott Brake, Vice President, Director

Al Harvey, Former Director

Bob Eschwege, President, Noble Concepts Division

                              PLAN OF DISTRIBUTION

The Selling Shareholders may sell the Shares for value from time to time under this Prospectus in one or more transactions on the Over-the-Counter Bulletin Board maintained by Nasdaq, or other exchange, in a negotiated transaction or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed be underwriting discounts and commissions under the 1933 Act. All selling and other expenses incurred by the Selling Shareholders will be borne by the Selling Shareholders.

In addition to any Shares sold hereunder, the Selling Shareholders may, at the same time, sell any shares of common stock, including the Shares, owned by him or her in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this Prospectus.

There is no assurance that the Selling Shareholders will sell all or any portion of the Shares offered.

The Company will pay all expenses in connection with this and will not receive any proceeds from sales of any Shares by the Selling Shareholders. The legal fees incurred in connection with the preparation of this registration statement have been waived by Lawrence R. Young & Associates, P.C.

                                  LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Lawrence R. Young & Associates, P.C., Lawrence R. Young, Esq. whose address is 9530 E. Imperial Highway, Suite K, Downey, CA 90242-3041.


                                     EXPERTS

The balance sheets as of December 31, 1999 and the statements of operations, shareholders' equity and cash flows for the periods then ended have been incorporated by reference in this Registration Statement in reliance on the report of John Spurgeon, CPA, independent accountant, given on the authority of that firm as experts in accounting and auditing.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are hereby incorporated by reference in this Registration Statement:

1.       10SB12-G-A dated December 23, 1999;
2.       10QSB dated March 27, 2000;
3.       10KSB dated March 29, 2000.
4.       8-K Report dated April 20, 2000
5.       10QSB dated May 15, 2000
6.       8-K Report dated May 8, 2000
7.       S-8 POS Registration Statement dated May 9, 2000
8.       8-K Report dated May 15, 2000
9.       8-K Report dated August 11, 2000
10.      10QSB Report dated August 17, 2000
11.      10KSB/A dated June 27, 2000
12.      10QSB/A dated September 22, 2000
13. All other reports and documents subsequently filed by the Registrant pursuant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Corporation Laws of the State of Nevada and the Company's Bylaws provide for indemnification of the Company's Directors for liabilities and expenses that they may incur in such capacities. In general, Directors and Officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Furthermore, the personal liability of the Directors is limited as provided in the Company's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         The Shares were issued for advisory services rendered. These sales were made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

ITEM 8. EXHIBITS

Exhibit  No.       Description
-----------        -----------

3.1                Articles of Incorporation

3.2                Bylaws

5 Opinion of Lawrence R. Young & Associates, P.C. with respect to legality of the securities of the Registrant being registered

10.1               2000 Stock Option Plan

10.2               Resolution of Board of Directors

23.1               Consent of John Spurgeon, Certified Public Accountant

23.3 Consent of Lawrence R. Young & Associates, P.C. (contained in opinion to be filed as Exhibit 5)

-----------------------

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 9, 2000.


     Senior Care Industries,  Inc.

     /s/  Stephen Reeder
     -------------------------------
     By:  Stephen Reeder, President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Dated: October 9, 2000

S/ Stephen Reeder
-----------------------------------
Stephen Reeder
Chief Executive Officer & Director

Dated: October 9, 2000

s/ Richard Hart
-----------------------------------
Richard Hart
Vice President, Director

Dated: October 9, 2000

/S/ Bob Coberly
-----------------------------------
Bob Coberly
Vice President, Director

Dated: October 9, 2000

/S/ Scott Brake
-----------------------------------
Scott Brake
Vice President, Director

Dated: October 9, 2000

/S/ Martin Richelli
-----------------------------------
Martin Richelli
Vice President, Director

Dated: October 9, 2000

/S/ Denzel Harvey
-----------------------------------
Denzel Harvey
Director